Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 5, 2009, with respect to the consolidated financial statements, and internal control over financial reporting included in the Annual Report of Great Wolf Resorts, Inc. on Form 10-K for the year ended December 31, 2008.  We hereby consent to the incorporation by reference of said reports in the Registration Statement of Great Wolf Resorts, Inc. on Form S-8 (File No. 333-121434, effective December 20, 2004).
/s/ GRANT THORNTON LLP
Madison, Wisconsin
March 5, 2009